Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Public Storage Properties, Ltd. (the “Partnership”) for the quarterly period ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ronald L. Havner, Jr., as Chief Executive Officer and President of Public Storage, corporate general partner, and John Reyes, as Chief Financial Officer of Public Storage, corporate general partner, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Ronald L. Havner, Jr.
Name:	Ronald L. Havner, Jr.
Title:	Chief Executive Officer and President of Public Storage,
Corporate General Partner
Date:	May 13, 2011
/s/ John Reyes
Name:	John Reyes
Title:	Chief Financial Officer of Public Storage,
Corporate General Partner
Date:	May 13, 2011

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Partnership, and will be retained and furnished to the SEC or its staff upon request.